UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2026

Jaguar Uranium Corp.

(Exact name of registrant as specified in its charter)

British Columbia	001-43094	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3-1136 Centre Street
Thornhill, Ontario L4J 3M8
Canada

(Address of principal executive offices) (Zip Code)

(416) 648-4065

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common shares, no par value	JAGU	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities

On February 11, 2026, the Company consummated its initial public offering (“IPO”) of 6,250,000 Class A common shares, no par value, of the Company (the “IPO Shares”). The IPO Shares were sold at a price of $4.00 per share, for gross proceeds to the Company of $25,000,000, as described in the prospectus (the “Prospectus”) dated February 9, 2016, filed with the Securities and Exchange Commission (the “SEC”) pursuant to 424(b) of the Securities Act of 1933, as amended (the “Securities Act”), which is deemed to be part of the Registration Statement on Form S-1 (File No. 333-292006) (as amended, the “Registration Statement”).

As disclosed on the Registration Statement, on February 12, 2026, the Company issued (a) 50,000 Class A common shares, no par value, of the Company (the “Common Shares”) upon conversion of a convertible debenture to an existing shareholder; (b) 3,836,757 Common Shares to Green Shift Commodities Ltd. pursuant to Share Purchase Agreement dated December 8, 2023 by and among the Company, Gaia Energy Inc., an Ontario corporation, and Green Shift Commodities Ltd., an Ontario corporation, as amended by the Amending Agreement dated April 8, 2024; and (c) 1,000,000 Common Shares to Consolidated Uranium Inc. pursuant to Share Purchase Agreement dated July 17, 2024 by and between the Company and Consolidated Uranium Inc., an Ontario corporation and a wholly-owned subsidiary of IsoEnergy Ltd., an Ontario corporation.

The above mentioned Common Shares were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointments

As described in the Registration Statement, each of Janet Meiklejohn and Tomas De Pablos Souza were appointed to the Company’s Board of Directors (the “Board”) effective February 11, 2026. Janet Meiklejohn and Tomas De Pablos Souza are independent directors as defined under the applicable rules of the SEC and the listing standards of the NYSE American LLC. Additional information regarding, among other things, each of Janet Meiklejohn’s and Tomas De Pablos Souza’s background is contained in the Registration Statement and is incorporated herein by reference.

2025 Equity Incentive Plan

Effective February 11, 2026, the Board adopted and approved the Jaguar Uranium Corp. 2025 Equity Incentive Plan (the “Equity Incentive Plan”) in the form previously filed as Exhibit 10.11 to the Registration Statement. For further information regarding the Equity Incentive Plan, see “Executive and Director Compensation” in the Prospectus. The above description of the Equity Incentive Plan is not complete and is qualified in its entirety by reference to such exhibit.

Item 8.01. Other Events.

On February 11, 2026, the Company completed its IPO of 6,250,000 Common Shares at a public offering price of $4.00 per share. In addition, the Company granted an option to the underwriter to purchase up to 937,500 additional Common Shares, solely to cover over-allotments, if any, less the underwriting discount within 30 days of February 9, 2026. The gross proceeds to the Company from the IPO were $25.0 million, before deducting underwriting discounts and offering expenses payable by the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: February 18, 2026	Jaguar Uranium Corp.

	By:	/s/ Steven Gold
	Name:	Steven Gold
	Title:	President and Chief Executive Officer

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